UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 20, 2014

(Date of earliest event reported)

ITT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue

White Plains, New York

(Address of principal executive offices)

10604

(Zip Code)

(914) 641-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2014, ITT Corporation (the “Company” or “ITT”) held its annual meeting of shareholders (the “Annual Meeting”). The following votes were taken at the Annual Meeting.

1. At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors. Relevant voting information for each person follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Orlando D. Ashford	75,489,811	129,116	158,308	6,951,175
G. Peter D’Aloia	75,474,624	144,000	158,611	6,951,175
Donald DeFosset, Jr.	75,349,632	269,204	158,399	6,951,175
Christina A. Gold	74,476,259	1,150,111	150,865	6,951,175
Richard P. Lavin	72,853,298	2,764,435	159,502	6,951,175
Frank T. MacInnis	73,080,087	2,537,091	160,057	6,951,175
Rebecca A. McDonald	75,347,858	276,595	152,782	6,951,175
Denise L. Ramos	75,534,239	129,070	113,926	6,951,175
Donald J. Stebbins	75,385,799	232,187	159,249	6,951,175

On April 30, 2014, Superior Industries International, Inc. (“Superior Industries”), a publicly traded company, announced that Donald J. Stebbins was appointed its President and Chief Executive Officer, as well as named a director, effective May 5, 2014.

Pursuant to ITT Corporation’s Corporate Governance Principles, Mr. Stebbins tendered his resignation on May 19, 2014 to the chairperson of ITT’s Nominating and Governance Committee for consideration. On May 20, 2014, after discussions with Mr. Stebbins and careful consideration by ITT’s Nominating and Governance Committee, as well as discussions with Mr. Stebbins regarding his requirements at Superior Industries and limitations on his outside board service, the ITT Board of Directors regretfully accepted the resignation of Mr. Stebbins as a director of ITT, effective immediately. ITT thanks Mr. Stebbins for his service and wishes him success in his new endeavor.

2. Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was ratified by a vote of 81,238,158 shares voting for the proposal, 1,345,539 shares voting against the proposal and 144,713 shares abstaining from the vote on the proposal.

3. Advisory Vote on 2013 Named Executive Officer Compensation. The proposal for approval, in a non-binding vote, of the 2013 compensation of the Company’s named executive officers was approved by a vote of 72,183,835 shares voting for the proposal, 1,648,717 shares voting against the proposal, 1,944,683 shares abstaining from the vote on the proposal and 6,951,175 broker non-votes.

4. Shareholder Proposal Regarding Executive Stock Retention Requirements. The shareholder proposal regarding executive stock retention requirements was not approved by a vote of 23,480,935 shares voting for the proposal, 51,883,377 shares voting against the proposal, 412,923 shares abstaining from the vote on the proposal and 6,951,175 broker non-votes.

There were no other matters presented for a vote at the Annual Meeting.

Item 8.01 Other Events.

The Company issued a press release on May 21, 2014 announcing the appointment of Aris C. Chicles as Executive Vice President and President, Industrial Process. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by ITT Corporation, dated May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION (Registrant)

May 21, 2014	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President & General Counsel (Authorized Officer of Registrant)